Exhibit 99.1

EZTD Inc. Reports Full-Year 2015 Net Revenue of $25.9 Million, an Increase of 29% Over Prior Year

Positive EBITDA of $17 Thousand Compared to Prior Year EBITDA Loss of $1.7 Million

Number of Active Customers Almost Doubled

TEL AVIV – March 29, 2016 -- EZTD Inc. (OTCQX: EZTD), a worldwide leader of online binary options trading, reports financial results for the year ended December 31, 2015.

Financial Highlights Include:

•	Net revenues for the year ended December 31, 2015 increased by 29% to $25.9 million, from $20.1 million in the year ended December 31, 2014.
•	Annual volume of transactions (US $) for the year ended December 31, 2015 increased 18% to $97 million, compared with $82.1 million in 2014.
•	The number of transactions for 2015 increased to 2,076,000, compared with 952,000 in 2014.
•	The number of new customers was 57,400 at the end of December 2015, compared with 28,900 for the year ended December 31, 2014.
•	The company achieved positive Adjusted EBITDA* of $17 thousand for the year ended December 31, 2015 compared with an Adjusted EBITDA* loss of $1.6 million in 2014.
•	Net loss for the year ended December 31, 2015 was $6.2 million, or $0.06 per share, compared with a net loss of $8.9 million, or $0.10 per share, for the year ended December 31, 2014.

Recent Corporate Highlights Include:

•	EZTD became fully licensed to operate in Japan, one of the largest markets worldwide for Forex (“FX”) and Contracts for Difference (“CFDs”), following its acquisition of EZInvest Securities Co. Ltd., a Japanese foreign exchange company.
•	EZTD’s stock began trading in the U.S. on the OTCQB and was subsequently uplisted to the OTCQX and the company initiated a corporate investor awareness program.
•	EZTD continued to build brand equity through expanded partnerships with Premier Soccer League teams across Europe, adding Tottenham Hotspur Football Club in England and AS Monaco Football Club to its roster. EZTD now has six partnerships with major professional athletic teams across Europe.
•	EZTD strengthened its proprietary cutting-edge technology through enhanced artificial intelligence-based client profiling to deliver relevant real-time financial information.

Shimon Citron, CEO of EZTD Inc., said “This was an extremely successful year for EZTD in many respects, as the company executed on its strategy to increase its customer base and the value of each customer. We accomplished our results through strong business intelligence, entering new international markets, and strengthening our technology and mobile platforms.”

“We entered Japan, one of the largest markets for FX and CFDs, and are making plans to expand into other markets in Asia and the Middle East. We are also enhancing our mobile software, which we believe will maximize our growth potential with even greater competitive advantages where the demand for our electronic trading platform is rapidly expanding,” Mr. Citron continued.

He added, “Our cutting-edge business intelligence has enabled us to seize new business opportunities in a cost-effective manner and optimize the conversion of site visitors into customers through proactive engagement with consumers using real-time analytics. Its unique retention methodology provides automated real-time response to our clients’ trading needs, so they always receive strong customer support.”

Mr. Citron concluded, “We are immensely proud of our company’s success this year and look forward to another year of growth in 2016.”

About EZTD

Launched in 2011, EZTD Inc. (F/K/A EZTRADER Inc.), www.eztd.info/ (United States) (OTCQX: EZTD) is one of the pioneers of secure and regulated online binary trading, and maintains its position as a leading, reputable and reliable binary options platform. EZTD offers 24/7 trading on more than 120 assets including commodities, stocks, currency pairs and indices. Currently available in more than 11 languages, EZTD is growing rapidly and continues to seek exciting opportunities to further enhance its presence throughout Europe and Asia. EZTD’s advanced mobile app is one of the most user-friendly and secure trading apps and is available for both Android and iPhone. EZTrader.com is wholly owned and operated by its wholly-owned subsidiary, WGM Services Ltd., with operations authorized by CySEC throughout Europe. EZTD also operates in Japan through its wholly-owned subsidiary, EZInvest Securities Co. Ltd.

Safe Harbor Statement

This press release contains forward-looking statements. In some cases these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “anticipate, “expect,” “plan,” “may,” “will,” “should,” “potential,” or in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. For example, forward-looking statements are used in this press release when it is discussed that enhancing its mobile software is expected to improve the company’s growth potential. These forward-looking statements and their implications are based on the current expectations of the management of EZTD only, and are subject to a number of factors and uncertainties, many of which are beyond the control of EZTD, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. EZTD undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting EZTD, reference is made to the heading "Risk Factors" in EZTD's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:

Dian Griesel Int’l.

USA: 212-825-3210

Investor Relations:

Cheryl Schneider

Media:

Susan Forman

-Financial Tables Follow-

*RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET LOSS FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014.

U.S. dollars in thousands.

	Year ended
	December 31, 2015	December 31, 2014
	Unaudited
Net loss	$(6,154)	$(8,942)
Add: Financial expenses, net	2,789	1,441
Add: Income taxes	-	-
Add: Depreciation and amortization	538	114
Add: Impairment of bank deposits	-	4,122
EBITDA	(2,827)	(3,265)
Add: Other expense	1,096	-
Add: Stock-based compensation	1,748	1,644
Adjusted EBITDA	$17	$(1,621)

The table above reconciles net income to EBITDA and Adjusted EBITDA. EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization and a loss due to the bankruptcy of Corporate Commercial Bank in Bulgaria, which is not relevant to forward-looking analyses and is not linked to the company’s operational performance. Adjusted EBITDA is defined as EBITDA before other operating expenses related to the acquisition of a subsidiary in Japan and a regulatory fine, and expenses related to stock-based compensation. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to the company and to an investor in evaluating the company because they are widely used measures to evaluate a company’s operating performance.

Non-GAAP Financial Measures

	Year ended 12/31/15	Year ended 12/31/14

GAAP operating loss	$(3,365)	$(7,500)

Amortization of acquired intangible assets	$20	$39

Stock-based compensation	$1,748	$1,644

Impairment of bank deposit	$-	$4,121

Non-GAAP operating loss	$(1,597)	$(1,695)

CONSOLIDATED BALANCE SHEETS

U.S. dollars (in thousands)

	December 31,
	2015	2014

ASSETS
CURRENT ASSETS:
Segregated client cash accounts	1,501	2,343
Restricted cash	42	42
Receivable from credit card companies	1,874	700
Other current assets	856	639

Total current assets	4,273	3,724

NON-CURRENT ASSETS:
Property and equipment, net	2,389	834
Intangible assets, net	380	-

Total non-current assets	2,769	834

Total assets	7,042	4,558

	December 31,
	2015	2014
CURRENT LIABILITIES:
Short-term loan	594	-
Obligation to customers	3,922	3,127
Financial liabilities	109	-
Accounts payable	1,235	1,043
Accrued expenses and other accounts payable	1,909	1,933
Convertible loans	4,943	5,088
Total current liabilities	12,712	11,191

LONG TERM LIABILITIES:
Accrued severance pay, net	230	110
Total liabilities	12,942	11,301
EQUITY (DEFICIENCY)
Common stock of $0.001 par value:
Authorized: 300,000,000 shares at December 31, 2015 and 2014.
Issued and outstanding: 115,895,731 shares at December 31, 2015 and 94,385,302 at December 31, 2014.	116	94
Additional paid-in capital	34,875	27,900
Accumulated deficit	(40,891)	(34,737)
Equity (deficiency)	(5,900)	(6,743)
Total liabilities and equity	7,042	4,558

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars (in thousands, except share and per share data)

	Year ended December 31,
	2015	2014
Revenues, net	25,914	20,114
Operating expenses:
Sales and marketing	20,942	17,410
General and administrative	4,698	3,073
Research and development	1,892	1,366
Stock-based compensation	1,748	1,644
Impairment of bank deposit	-	4,122
Total operating expenses	29,280	27,615
Operating loss	(3,366)	(7,501)
Financial expenses, net	(2,788)	(1,441)

Net loss before taxes on income	(6,154)	(8,942)
Taxes on income	-	-
Net loss attributable to the Company	(6,154)	(8,942)
Total basic and diluted net loss per share	(0.06)	(0.10)
Weighted average number of common stock used in computing basic and diluted net loss per share	104,974,466	90,579,670

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